                                                                    EXHIBIT 3.15

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "WMVP-AM LICENSE CORP.", A DELAWARE CORPORATION,

     WITH AND INTO "CHANCELLOR MEDIA ILLINOIS LICENSE CORP." UNDER THE NAME OF "CHANCELLOR MEDIA ILLINOIS LICENSE CORP.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE EIGHTH DAY OF JULY, A.D. 1998, AT 4 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                                      /s/ EDWARD J. FREEL
                                      -----------------------------------
                                      Edward J. Freel, Secretary of State

                                      AUTHENTICATION:    9188220

                             [SEAL]             DATE:    07-10-98

                              CERTIFICATE OF MERGER
                                       OF
                              WMVP-AM LICENSE CORP.
                                      INTO
                     CHANCELLOR MEDIA ILLINOIS LICENSE CORP.

     The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

    NAME                                                STATE OF INCORPORATION
    ----                                                ----------------------
    WMVP-AM License Corp.                                      Delaware
    Chancellor Media Illinois License Corp.                    Delaware

     SECOND: That a Plan and Agreement of Merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation is Chancellor Media Illinois License Corp.

     FOURTH: The Certificate of Incorporation of Chancellor Media Illinois License Corp. shall be the Certificate of Incorporation of the surviving corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

     FIFTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 433 E. Las Colinas Blvd., Suite 1130, Irving, Texas 75039.

     SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of any constituent corporation.

Dated:      July 8          ,1998
      ----------------------

                                    CHANCELLOR MEDIA ILLINOIS
                                    LICENSE CORP.


                                    By: /s/ ANDREA HULCY
                                       -----------------------------------------
                                       Andrea Hulcy
                                       Vice President and Assistant Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WRCX LICENSE CORP.", CHANGING ITS NAME FROM "WRCX LICENSE CORP." TO "CHANCELLOR MEDIA ILLINOIS LICENSE CORP.", FILED IN THIS OFFICE ON THE THIRD DAY OF JUNE, A.D. 1998, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                                      /s/ EDWARD J. FREEL
                                      -----------------------------------
                                      Edward J. Freel, Secretary of State

                                      AUTHENTICATION:    9116328

                           [SEAL]               DATE:    06-03-98

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               WRCX LICENSE CORP.

     Pursuant to Section 242 of the General Incorporation Law of the State of Delaware, WRCX License Corp. (the "Corporation"), a Delaware corporation, hereby certifies that:

     1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

          FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

          "CHANCELLOR MEDIA ILLINOIS LICENSE CORP."

     2. The Directors and Sole Shareholder of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

     IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Andrea Huley, its Vice President, on this 3rd day of June, 1998.

                                               WRCX LICENSE CORP.,
                                               a Delaware Corporation

                                               By: /s/ ANDREA HULCY
                                                  -----------------------------
                                               Name: Andrea Hulcy
                                               Title: Vice President

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "WRCY LICENSE CORP." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

     THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIRST DAY OF JULY, A.D. 1993, AT 4:30 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "WWBZ LICENSE CORP." TO "WRCX LICENSE CORP.", FILED THE NINTH DAY OF NOVEMBER, A.D. 1994, AT 4 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.



                                      /s/ EDWARD J. FREEL
                                      -----------------------------------
                                      Edward J. Freel, Secretary of State

                                      AUTHENTICATION:    8428894

                        [SEAL]                  DATE:    04-21-97

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WWBZ LICENSE CORP.", CHANGING ITS NAME FROM "WWBZ LICENSE CORP." TO "WRCX LICENSE CORP.", FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER, A.D. 1994, AT 4 O'CLOCK P.M.



                                      /s/ EDWARD J. FREEL
                                      -----------------------------------
                                      Edward J. Freel, Secretary of State

                                      AUTHENTICATION:    8428893

                           [SEAL]               DATE:    04-21-97

                                                                         11-9-94

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               WWBZ LICENSE CORP.

     Pursuant to Section 242 of the General Corporation Law of the State of the State of Delaware, WWBZ License Corp. (the "Corporation"), a Delaware corporation, hereby certifies that:

     1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

          FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

             "WRCX License Corp."

     2. The Board of Directors of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

     IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Scott K. Ginsburg, its president, and attested by Matthew E. Devine, its assistant secretary, on this 8th day of November, 1994.

ATTEST:                                        WWBZ LICENSE CORP., a Delaware
                                                      corporation

/s/ MATTHEW E. DEVINE                          By: /s/ SCOTT K. GINSBURG
---------------------------                       -----------------------------
Matthew E. Devine                                   Scott K. Ginsburg
Assistant Secretary                                 President

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "WWBZ LICENSE CORP." FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JULY, A.D. 1993, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                             * * * * * * * * * * * *





                                      /s/ WILLIAM T. QUILLEN
                                      ---------------------------------------
                                      William T. Quillen, Secretary of State

                                      AUTHENTICATION:     *3986014

                            [SEAL]              DATE:     11-22-93

                          CERTIFICATE OF INCORPORATION

                                       OF

                               WWBZ LICENSE CORP.

     FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

                               WWBZ License Corp.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The aggregate number of all classes of shares which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock with a par value of $.01 per share.

     No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by this Certificate of Incorporation as from time to time amended.

     At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

     FIFTH: The name and address of the Incorporator is as follows:

               Sylvia L. Adams
               LATHAM & WATKINS
               1001 Pennsylvania Avenue, Suite 1300
               Washington, D.C. 20004-2505

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

     EIGHTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of July, 1993.



                                             /s/ SYLVIA L. ADAMS
                                             -----------------------------
                                             Sylvia L. Adams
                                             Incorporator





                                       3